                                                                     Exhibit 1.1

                                 HYBRIDON, INC.

                           PLACEMENT AGENCY AGREEMENT

                                 April 15, 2004

                           PLACEMENT AGENCY AGREEMENT

                                                                  April 15, 2004

Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, CA  94104

Rodman & Renshaw
330 Madison Avenue
New York, NY  10017

Merriman Curham Ford & Co.
601 Montgomery Street, Suite 1800
San Francisco, CA  94111

Ladies and Gentlemen:

      Hybridon, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to certain investors (collectively, the "Investors") a minimum of 160,000 Units consisting of an aggregate of 16,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), and warrants to purchase an aggregate of 2,880,000 shares of Common Stock (the "Minimum Units") and a maximum of 169,000 Units consisting of an aggregate of 16,900,000 shares of Common Stock and warrants to purchase an aggregate of 3,042,000 shares of Common Stock (the "Maximum Units"). The shares of Common Stock to be issued as part of the Units are hereinafter referred to as the "Shares", the warrants to be issued as part of the Units are hereinafter referred to as the "Warrants" and Units referred to herein are hereinafter referred to as the "Units". The terms and conditions of the Warrants are set forth in the form of the Warrants attached hereto as Exhibit A, including the exercise price thereof. The Company desires to engage Thomas Weisel Partners LLC ("TWP") as its exclusive lead placement agent and Rodman & Renshaw and Merriman Curham Ford & Co. as its exclusive co-placement agents (together with TWC, each a "Placement Agent" and together, the "Placement Agents") in connection with such issuance and sale. The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are described in the Prospectus that is referred to below.

      The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement under the Act on Form S-3 (File No. 333-111903) dated January 14, 2004. Such registration statement has been declared by the Commission to be effective under the Act. The Company will file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares, the Warrants and the Warrant Shares, and the offering thereof, in such form as has been provided to the Placement Agents.

      The term "Registration Statement" as used in this Agreement means the registration statement identified above, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein prior to the execution of this Agreement. The term "Basic Prospectus" as used in this Agreement means the basic prospectus that was included as part of the Registration Statement at the time it was declared effective. The term "Prospectus Supplement" as used in this Agreement means any final prospectus supplement specifically relating to the Shares, the Warrants and the Warrant Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act. The term "Prospectus" as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 that are filed prior to the execution of this Agreement (the "Incorporated Documents") and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading.

      The Company hereby confirms its agreement with each Placement Agent as follows:

      1. Agreement to Act as Placement Agent. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement, the Company engages each Placement Agent to act, and each Placement Agent agrees to act, together with each other Placement Agent, as the Company's exclusive placement agent, on a best efforts basis, in connection with the offer and sale by the Company of Shares and Warrants to the Investors. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to the Placement Agents, by Federal Funds wire transfer to an account or accounts designated by the Placement Agents, an aggregate amount equal to 7.0% of the gross proceeds received by the Company in respect of the sale of the Units (the "Fee"), with 40% of the Fee payable to TWP, 40% of the Fee payable to Rodman & Renshaw and 20% of the Fee payable to Merriman, Curham Ford & Co. The purchase price for a Unit consisting of one hundred (100) Shares and Warrants to purchase 18 shares of Common Stock is $70.00.

      This Agreement shall not give rise to any commitment by the Placement Agents or any of their affiliates to underwrite or purchase any of the Units or otherwise provide any financing, and the Placement Agents shall have no authority to bind the Company in respect of the sale of any Units. The sale of the Units shall be made pursuant to purchase agreements in substantially the form included as Exhibit B hereto (the "Purchase Agreements").

      2. Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of the Shares and the Warrants shall be made at the office of Hale and Dorr, LLP, 60 State Street, Boston, MA 02109 (or at such other place as shall be agreed upon by the Placement Agents and the Company), at 10:00 A.M., New York City time, on April 20, 2004 (unless another time shall be agreed to by the Placement Agents and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Units shall be made to the Company by Federal Funds wire transfer, against delivery of (i) the Shares (through the facilities of The Depository Trust Company ("DTC")) and (ii) executed Warrants, to such persons, and the Shares and the Warrants shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least one business day before the time of purchase (as defined below). Payment of the purchase price for the Units shall be made at the time of purchase by the purchasers thereof directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." With respect to Warrant Shares, "the time of purchase" shall mean the time at which payment of the exercise price of a Warrant is made against delivery of the underlying Warrant Shares. Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as is set forth in the Purchase Agreements.

      Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Hale and Dorr, LLP, 60 State Street, Boston, MA 02109, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares and the Warrants.

      3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Placement Agent that:

            (a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted and are pending or, to the Company's knowledge, are threatened by the Commission; at the time the Registration Statement was declared effective, the Company was eligible to use Form S-3 in connection with the offering contemplated by the Registration Statement; and such Registration Statement at the date of this Agreement meets, and the offering of the Shares, the Warrants and the Warrant Shares complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and will comply, at the time of purchase, and the Basic Prospectus and the Prospectus Supplement conformed as of its date, conform and will conform at the time of purchase in all material respects with the requirements of the Act (including said Rule 415); any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied, to the extent required, in connection with the offering of the Units; and the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus and the Prospectus Supplement did not as of its date, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by or on behalf of such Placement Agent to the Company expressly for use in the Registration Statement or the Prospectus, including without limitation the information referenced in Section 9 of this Agreement; the documents incorporated by reference in the Basic Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time such documents were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Units other than the Registration Statement and the Prospectus;

            (b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws and were not issued by the Company in violation of any preemptive right, right of first refusal or similar right to which the Company was then subject;

            (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares and the Warrants as contemplated herein;

            (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of

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its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company taken as a whole (a "Material Adverse Effect");

            (e) the Company has no subsidiaries (as defined in the Act); the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; and complete and correct copies of the certificate of incorporation and the bylaws of the Company and all amendments thereto have been delivered to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase;

            (f) the Shares and the Warrants have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; the Warrant Shares have been duly and validly authorized and, when issued and delivered against payment of the exercise price as provided in the Warrants, will be duly and validly issued and fully paid; and the issuance by the Company of the Shares, the Warrants and the Warrant Shares will not be subject to any statutory or contractual preemptive rights, rights of first refusal or similar rights to which the Company is then subject;

            (g) the capital stock of the Company, including the Shares, the Warrants and the Warrant Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares are in due and proper form;

            (h) this Agreement has been duly authorized, executed and delivered by the Company;

            (i) the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or create or accelerate the right of the holder of any indebtedness (or a person acting on such holder's behalf) to require the repurchase, redemption or repayment by the Company of all or a part of such indebtedness under) the Company's certificate of incorporation or bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound, except for any breach, violation, default, creation or acceleration that would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or create or accelerate the right of the holder of any indebtedness (or a person acting on such holder's behalf) to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the certificate of incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except for any conflict, breach, violation, default, creation or acceleration that would not have a Material Adverse Effect;

            (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the American Stock Exchange, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the Warrants or the consummation by the Company of the transactions contemplated hereby other than registration under the Act of the offer and sale of the Shares, the Warrants and the Warrant Shares, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered, under the terms of this Agreement, under the rules and regulations of the NASD, or under the rules and regulations of the American Stock Exchange;

            (k) (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and (iii) except as provided herein, no person has the right to act as an underwriter, placement agent or financial advisor to the Company in connection with and as a result of the offer and sale of the Shares and the Warrants, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares or the Warrants as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares or the Warrants as contemplated thereby or otherwise;

            (l) the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business as described in the Registration Statement or the Prospectus, except where the failure to have such licenses, authorizations, consents or approvals or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

            (m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

            (n) there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or, to the Company's knowledge, any of the Company's directors or officers is or would be a party, or of which any of the Company's properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

            (o) To the knowledge of the Company, Ernst & Young LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Act;

            (p) the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified and comply in all material respects with the requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved except as otherwise stated therein; the other financial and statistical data set forth in the Registration Statement and the Prospectus are fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), required to be disclosed in the Registration Statement and the Prospectus that are not so disclosed;

            (q) except as set forth in or as otherwise contemplated by the Registration Statement or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, properties, management, financial condition or results of operations of the Company taken as a whole, (ii) any transaction which is material to the Company taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company outside the ordinary course of business, which is material to the Company taken as a whole, (iv) any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement and the Prospectus) or outstanding indebtedness of the Company other than the repayment of the amounts due under certain 9% Convertible Subordinated Notes Payable or
(v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company other than dividends accruing on the Series A Convertible Preferred Stock of the Company;

            (r) the Company is not, and after giving effect to the offering and sale of the Shares, the Warrants and the Warrant Shares will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (s) the Company has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by the Company, free and clear of all liens, claims, security interests or other encumbrances, except for those liens, claims, security interests and other encumbrances that do not materially interfere with the use made or proposed to be made of such property by the Company or that would not have a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases except where the failure to be valid, subsisting or enforceable would not have a Material Adverse Effect;




            (t) the Company owns or has the right to use the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual Property"); to the Company's knowledge there are no third parties who have rights to any Intellectual Property that would materially impair the Company's rights in any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; to the Company's knowledge, there is no infringement by third parties of any Intellectual Property; there is no pending action, suit, proceeding or, to the Company's knowledge, threatened claim by others challenging the Company's rights in or to any Intellectual Property that would, individually or in the aggregate, have a Material Adverse Effect; there is no pending action, suit, proceeding or, to the Company's knowledge, threatened claim by others challenging the validity or scope of any Intellectual Property that would, individually or in the aggregate, have a Material Adverse Effect; there is no pending action, suit, proceeding or, to the Company's knowledge, threatened claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; to the Company's knowledge, except as described in the Registration Statement or the Prospectus, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property that would, individually or in the aggregate, have a Material Adverse Effect; and to the Company's knowledge, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that the Company is required to disclose to the U.S. Patent and Trademark Office that has not been disclosed that would, individually or in the aggregate, have a Material Adverse Effect;


            (u) the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the

Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company's knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) the Company has not violated any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company;

            (v) the Company and its properties, assets and operations are in compliance with, and the Company holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to the Company's knowledge, there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws that would have a Material Adverse Effect; the Company (i) is not, to the Company's knowledge, the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to any pending or, to the Company's knowledge, threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order and (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law), except as would not, individually or in the aggregate, have a Material Adverse Effect;

            (w) in the ordinary course of its business, the Company conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it seeks to identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

            (x) all material tax returns required to be filed by the Company have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

            (y) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is customary for companies of similar size and of similar stages of product development in similar industries; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;


            (z) the Company has not sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

            (aa) except as described in the Registration Statement or the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement;


            (bb) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (cc) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; there have been no significant changes in internal controls over financial reporting that has materially affected the Company's internal controls over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification when made were complete and correct; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;

            (dd) the Company has provided the Placement Agents true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company that is currently outstanding; and since December 31, 2003,the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2003;

            (ee) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

            (ff) neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

            (gg) neither the Company nor, to the Company's knowledge, any of its directors or officers, has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (hh) to the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus; and

            (ii) the Company has not offered, or caused any Placement Agent to offer Units to any person with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of their respective products or services.

      In addition, any certificate signed by any officer of the Company and delivered to a Placement Agent or counsel for a Placement Agent in connection with the offering of the Units shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Placement Agent.

      4. Certain Covenants of the Company. The Company hereby agrees:

            (a) to furnish such information as may be required and otherwise to reasonably cooperate in qualifying the Shares, the Warrants and the Warrant Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Placement Agents may reasonably designate; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction; and to promptly advise the Placement Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares, the Warrants and the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to furnish from time to time to the Placement Agents as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as each Placement Agent may reasonably request for the purposes contemplated by the Act;

            (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Units or the Warrant Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise the Placement Agents promptly and, if requested by the Placement Agents, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

            (d) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units to advise the Placement Agents promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise the Placement Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, to provide the Placement Agents copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and, except as required by law, to file no such amendment or supplement to which any Placement Agent shall not unreasonably object in writing;

            (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units or Warrant Shares, and to provide the Placement Agents, during the period subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, a reasonable amount of time prior to any proposed filing, and to promptly notify the Placement Agents of such filing;

            (f) to advise the Placement Agents promptly of the happening of any event within the time during which a prospectus relating to the Units or Warrant Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to
Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Placement Agents promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

            (g) to make generally available to its security holders, and to deliver to the Placement Agents, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning at a point after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable, but in no event later than 18 months after the effective date of the Registration Statement;

            (h) to comply with all the undertakings contained in the Registration Statement;

            (i) to furnish, upon reasonable request, to each Placement Agent promptly and to each of the Investors for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its shareholders and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission;


            (j) to furnish to each Placement Agent as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

            (k) to apply the net proceeds from the sale of the Units in the manner set forth under the caption "Use of Proceeds" in the Prospectus;


            (l) to pay all costs, expenses, fees and taxes incurred in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prospectus Supplement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agents (including costs of mailing and shipment),
(ii) the registration, issue, sale and delivery of the Shares, the Warrants and the Warrant Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the Warrants, (iii) the producing and/or printing of this Agreement, any Purchase Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Placement Agents and the Investors, (iv) the qualification of the Shares, the Warrants and the Warrant Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of one counsel for the Placement Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agents, (v) any listing of the Shares on the American Stock Exchange or any other securities exchange or qualification of the Shares for quotation on Nasdaq and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares, the Warrants or the Warrant Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of one counsel to the Placement Agents in connection therewith,
(vii) the fees and disbursements of any transfer agent or registrar for the Shares, Warrants and Warrant Shares, (viii) the costs and expenses of the Company relating to any presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares and the Warrants to prospective investors and each Placement Agent's sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants and (ix) the performance of the Company's other obligations hereunder;

            (m) to use its best efforts to cause the Common Stock to be listed on the American Stock Exchange;


            (n) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of TWP, except for (i) the registration of the Shares, the Warrants and the Warrant Shares and the sales of the Shares and the Warrants pursuant to this Agreement, (ii) securities issued pursuant to stock option plans, deferred compensation plans, restricted stock plans and employee stock purchase plans existing on, or upon the conversion, exchange or exercise of convertible or exchangeable securities or warrants outstanding as of, the date of this Agreement; and (iii) the issuance by the Company of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, licenses or strategic alliances, occurring after the date of this Agreement, provided that each recipient of shares pursuant to this clause (iii) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection; and

            (o) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

      5. Reimbursement of Placement Agents' Expenses. If this Agreement is terminated by the Placement Agents pursuant to Section 6 or Section 7, or if the sale to the Investors of the Units at the time of purchase is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse each Placement Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of one counsel for the Placement Agents; provided however that the Company shall not be obligated to reimburse the Placement Agents for any expenses and fees in excess of $60,000.

      6. Conditions of Placement Agent's Obligations. The obligations of each Placement Agent hereunder are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and in all material respects at the time of purchase as if made on such date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Placement Agents shall have received from Ernst & Young, LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agents in the forms heretofore approved by the Placement Agents.

            (b) The Placement Agents shall have received at the time of purchase the favorable opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Placement Agents, dated the time of purchase, in a form heretofore approved by the Placement Agents.

            (c) The Placement Agents shall have received at the time of purchase the favorable opinions of Hale and Dorr, LLP, counsel for the Company, and Keown & Associates, patent counsel to the Company, dated the time of purchase, in forms heretofore approved by the Placement Agents.

            (d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you reasonably object in writing.

            (e) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act before 5:30 P.M. New York City time on the second full business day after the date of this Agreement.

            (f) (i) Prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued and be in effect under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) at the time of purchase the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) at the time of purchase the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (g) Between the time of execution of this Agreement and the time of purchase, no material adverse change or any development that would reasonably be expected to result in a material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known, in each case other than as set forth in or contemplated by the Registration Statement (exclusive of any amendment thereof) or the Prospectus (exclusive of any supplement thereto).

            (h) The Company will, at the time of purchase, deliver to the Placement Agent a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit C hereto.

            (i) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase, as a Placement Agent may reasonably request.

            (j) The Shares shall have been approved for listing on the American Stock Exchange, subject only to notice of issuance at or prior to the time of purchase.

            (k) All requests for additional information on the part of the Commission shall have been complied with; and the NASD shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

            (l) The Company shall have received investor funds for the purchase of at least the Minimum Units.


      7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

      The obligations of each Placement Agent hereunder shall be subject to termination in the absolute discretion of such Placement Agent if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth in or contemplated by the Registration Statement there has been any material adverse change or any development that would reasonably be expected to have a material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in such Placement Agent's judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on the American Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or
(v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in such Placement Agent's judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

      If a Placement Agent elects to terminate this Agreement with respect to such Placement Agent as provided in this Section 7, the Company shall be notified promptly in writing.

      If the sale of the Shares, as contemplated by this Agreement, is not carried out by the Placement Agents for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 8 hereof), and the Placement Agents shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

      8. Indemnity and Contribution.

            (a) The Company agrees to indemnify, defend and hold harmless each Placement Agent, its partners, directors and officers, and any person who controls each Placement Agent within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Placement Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Prospectus, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated in such Registration Statement or such Prospectus or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use in the Registration Statement or in a Prospectus, including without limitation the information referenced in Section 9. The indemnity in this Section 8(a) shall be in addition to any liability that the Company may otherwise have.

      If any action, suit or proceeding (each, a "Proceeding") is brought against any Placement Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Placement Agent or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to such Placement Agent or any such person or otherwise except to the extent it is prejudiced thereby. The Placement Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Placement Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless such Placement Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

      (b) Each Placement Agent agrees severally, and not jointly, to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Placement Agent furnished in writing by or on behalf of such Placement Agent to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated in such Registration Statement or such Prospectus or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading, including, without limitation the information referenced in Section 9.

   If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against a Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Placement Agent in writing of the institution of such Proceeding and such Placement Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Placement Agent shall not relieve such Placement Agent from any liability which the Placement Agent may have to the Company or any such person or otherwise except to the extent that it is prejudiced thereby. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Placement Agent in connection with the defense of such Proceeding or the Placement Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Placement Agent (in which case such Placement Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Placement Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Placement Agent), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Any such separate firm for the Placement Agents, their partners, directors and officers, and any control persons of the Placement Agents shall be designated in writing by TWP and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. A Placement Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of such Placement Agent but if settled with the written consent of such Placement Agent, the Placement Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

            (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a) or (b) of this Section 8 or insufficient to hold harmless any such indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of placement fees but before deducting expenses) received by the Company and the total placement fees received by the Placement Agents, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

            (d) The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, a Placement Agent shall not be required to contribute any amount in excess of the fee received by it with respect to the offering of the Shares and the Warrants. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The indemnity and contribution agreements contained in this
Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of a Placement Agent, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

      9. Information Furnished by the Placement Agent. The statements set forth in the [_____] paragraph relating to stabilization under the caption "Plan of Distribution" in the Prospectus Supplement constitutes the only information furnished by or on behalf of the Placement Agent as such information is referred to in Sections 3 and 8 hereof.




      10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Placement Agents, shall be sufficient in all respects if delivered or sent to:


                                 Thomas Weisel Partners LLC One
                                 Montgomery Street, Suite 3700 San
                                 Francisco, CA 94104
                                 Tel:
                                 Fax:
                                 Attn:  _______________

                                 Rodman & Renshaw
                                 330 Madison Avenue
                                 New York, NY  10017
                                 Tel:
                                 Fax:
                                 Attn:  _______________

                                 Merriman Curham Ford & Co.
                                 601 Montgomery Street, Suite 1800
                                 San Francisco, CA  94111

                                 Tel:
                                 Fax:
                                 Attn:  _______________

                                 With a copy to:

                                 Wilson Sonsini Goodrich & Rosati, P.C.
                                 One Market, Spear Tower
                                 Suite 3300
                                 San Francisco, CA  94105-1126
                                 Tel:  415-947-2000
                                 Fax:  415-947-2099
                                 Attn:  Nora Gibson, Esq.

and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Hybridon, Inc., 345 Vassar Street, Cambridge, MA 02139, Attention: CEO, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Tel: 617-526-6000, Fax: 617-526-5000,
Attention: David E. Redlick, Esq.


      11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Placement Agents and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties hereto agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties are or may be subject, by suit upon such judgment.

      13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agents and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agents) shall acquire or have any right under or by virtue of this Agreement.

      14. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

      15. Successors and Assigns. This Agreement shall be binding upon the Placement Agents and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and each Placement Agent's respective businesses and/or assets.

      If the foregoing correctly sets forth the understanding between the Company and the Placement Agents, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Placement Agent.

                                        Very truly yours,

                                        HYBRIDON, INC.

                                        By: /s/ Robert G. Andersen
                                           ------------------------------------
                                           Name: Robert G. Andersen
                                           Title:

         Accepted and agreed to as of the
         date first above written

         THOMAS WEISEL PARTNERS LLP

         By:  __________________________
         Name:
         Title:


         MERRIMAN CURHAM FORD & CO.



         By:  __________________________
         Name:
         Title:


         RODMAN & RENSHAW

         By:  __________________________
         Name:
         Title:

                                    Exhibit A

                                 FORM OF WARRANT

                             [Intentionally Omitted]

                                    Exhibit B

Hybridon, Inc.
345 Vassar Street
Cambridge, Massachusetts  02139


Ladies and Gentlemen:

      The undersigned, ______________ (the "Investor"), hereby confirms its agreement with you as follows:

      1. This Purchase Agreement (the "Agreement") is made as of ________, 2004 between Hybridon, Inc., a Delaware corporation (the "Company"), and the Investor.

      2. The Company and the Investor agree that at the time of purchase (as defined below) the Investor will purchase from the Company and the Company will issue and sell to the Investor ______units (the "Units"), each Unit consisting of ______________ shares of Common Stock, $.001 par value per share of the Company (the "Common Stock") and warrants to purchase ________ shares of Common Stock, at a per-Unit purchase price of $_____, for an aggregate purchase price of $_____________. The shares of Common Stock to be issued as part of the Units are hereinafter referred to as the "Shares", the Warrants to be issued as part of the Units are hereinafter referred to as the "Warrants" and Units referred to herein are hereinafter referred to as the "Units." A form of Warrant is attached hereto as EXHIBIT A. The Investor acknowledges that the offering of the Units is not a firm commitment underwriting.

      3. The completion of the purchase and sale of the Units (the "Closing") shall occur on ____________, 2004 or such other time as shall be agreed to by the Company and the Placement Agents (the "time of purchase"). Notwithstanding the foregoing, it shall be a condition to the obligation of each of the Company and the Investor to complete the purchase and sale of the Units hereunder that
(i) the Shares and the shares of Common Stock of the Company issuable upon exercise of the Warrants shall have been approved for listing on the American Stock Exchange, subject only to notice of issuance at the time of purchase; (ii) no stop order with respect to the effectiveness of the Company's Registration Statement on Form S-3 (File No. 333-111903) shall have been issued and be in effect under the Securities Act of 1933, as amended, or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; and (iii) the Company shall have received investor funds for the purchase of at least a minimum of 160,000 Units in the aggregate, including the funds received from the Investor with respect to the Units being purchased by the Investor hereunder. At the Closing, the Company shall deliver to the Investor the number of Shares as set forth above in Section 2, electronically via DWAC, as well as executed Warrants, and the Investor shall deliver, or cause to be delivered, to the Company Federal Funds wire transfer in the full amount of the purchase price for the Units being purchased. The Company agrees that if the Closing does not occur as scheduled, it shall return to the Investor any funds received from the Investor as payment of the purchase price of the Units.

      4. The Investor hereby consents to receipt of Hybridon, Inc.'s Prospectus Supplement, dated April __, 2004, and the accompanying Prospectus, dated January 30, 2004, in portable document format, or PDF, via electronic mail. As of the date of this Agreement, the Investor received the Prospectus Supplement and Prospectus in PDF via electronic mail and was able to, and did in fact, access, download, and print the Prospectus Supplement and Prospectus in such format.

      5. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

      6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.



      Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                                                               [SIGNATURE BLOCK]

                                    Exhibit C

                              Officers' Certificate

      1. I have reviewed the Registration Statement and the Prospectus.

      2. The representations and warranties of the Company as set forth in the Placement Agency Agreement were true and correct in all material respects when made and are true and correct in all material respects as of the time of purchase as if such representations and warranties had been made as of such date.

      3. The Company has performed all of its obligations under the Placement Agency Agreement as are to be performed at or before the time of purchase.

      4. The conditions set forth in paragraphs (g) and (h) of Section 6 of the Placement Agency Agreement have been met.